                                                                 EXHIBIT 10.38.6


WAREHOUSE AGREEMENT dated as of August 28, 2006 (this "AGREEMENT"), between Merrill Lynch International ("MLI") and Hanover Capital Mortgage Holdings, Inc. ("COLLATERAL MANAGER").

                                    RECITALS

WHEREAS, pursuant to an engagement letter dated June 14, 2006 (the "ENGAGEMENT LETTER"), between Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPFS") and the Collateral Manager, the Collateral Manager engaged MLPFS with respect to, among other things, (a) the formation of a special purpose entity to be organized under the law of the Cayman Islands (the "ISSUER") for the purpose of acquiring a diversified portfolio of mezzanine grade asset-backed securities (such securities, "COLLATERAL DEBT SECURITIES"), and certain other investments and assets including one or more eligible investments ("ELIGIBLE INVESTMENTS"), and (b) the structuring of several classes of notes (the "NOTES") and preference shares (the "PREFERENCE SHARES" and, collectively with the Notes, the "OFFERED SECURITIES") to be issued by the Issuer and secured or backed by such Collateral Debt Securities and the Eligible Investments;

WHEREAS, Collateral Manager will act as collateral manager to the Issuer; and

WHEREAS, the Offered Securities are to be offered and sold (the "OFFERING") by the Issuer in a transaction (the "TRANSACTION") exempt from the registration requirements of the Securities Act of 1933, as amended;

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

DEFINITIONS

1. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Engagement Letter. The following terms have the respective meanings set forth below for all purposes of this Agreement (including the recitals set forth above):

"ACCUMULATION PERIOD" means the period commencing on the date hereof and ending on, but excluding, the earlier of (a) the date three Business Days prior to the Closing Date and (b) the Termination Date.

"ADJUSTED PURCHASE PRICE" means, with respect to any Collateral Debt Security constituting part of the Warehouse Portfolio on any date of determination, a price equal to (a) the Gross Purchase Price of such Collateral Debt Security (together with the aggregate amount of all scheduled periodic payments made on or prior to such date of determination by MLI under any Pre-Pricing Hedge related to such Collateral Debt Security) MINUS (b) the aggregate amount of all distributions of principal and interest actually received from the issuer thereof by MLI on or prior to such date of determination in respect of such Collateral Debt Security (together with the aggregate amount of all scheduled periodic payments received on or prior to such date of determination by MLI under any Pre-Pricing Hedge related to such Collateral Debt Security).






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"AFFILIATE" means, in relation to any specified Person, (a) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (b) any other Person who is a director, officer, member or partner of (i) such Person or (ii) any such other Person described in clause (a) above; PROVIDED that no other special purpose company to which an administrator of the Issuer provides directors and acts as share trustee shall be an Affiliate of the Issuer. For the purposes of this definition, CONTROL of a Person means the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

"ASSET-BACKED SECURITIES" means (a) securities (excluding, for the avoidance of doubt, any commercial loan or participation interest in a commercial loan) that entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of financial assets or securities, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities and (b) corporate debt securities issued by REITs.

"BUSINESS DAY" means any day (a) that is a trading day on the New York Stock Exchange and (b) on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City and London.

"CARRY PERIOD" means, with respect to any Collateral Debt Security constituting part of the Warehouse Portfolio, the period commencing on (and including) the settlement date on which MLI purchases such Collateral Debt Security hereunder and ending on (and excluding) (A) if such Collateral Debt Security is sold to the Issuer on the Closing Date, the Closing Date and (B) otherwise, the occurrence of any Realization Event with respect to such Collateral Debt Security.

"CARRY YIELD" means, with respect to a Collateral Debt Security, the effective yield (determined by MLI in good faith) on such Collateral Debt Security on the first day of the Carry Period for such Collateral Debt Security implied by the Gross Purchase Price (expressed on a "clean" basis); PROVIDED that, with respect to any such Collateral Debt Security that bears interest at an interest rate determined by reference to a fixed spread above or below a London Interbank offered rate, such effective yield (as determined by MLI in good faith) shall be expressed as the sum of (i) such London Interbank offered rate (as in effect from time to time) plus (or minus) (ii) a spread above or below the level of such London Interbank offered rate used to calculate such interest rate for the period that includes the first day of the Carry Period for such Collateral Debt Security.

"CDO SECURITY" means a debt security issued by an entity formed for the purpose of investing and, in certain cases, reinvesting in a pool comprised primarily of debt obligations and/or debt securities (including Asset-Backed Securities) subject to specified investment and management criteria.

"CLOSING DATE" means the date on which the Offered Securities are issued.

"CODE" means the U.S. Internal Revenue Code of 1986, as amended.








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

"COLLATERAL MANAGER EVENT" means any of the following events:

(a) the Collateral Manager shall fail to perform any of its obligations under, or shall breach any provision of, this Agreement or the Engagement Letter, where such failure or breach could have a material adverse effect on Merrill Lynch or the Transaction;

(b) any representation or warranty made or deemed made by or on behalf of the Collateral Manager in or pursuant to this Agreement or the Engagement Letter, or in any certificate or other document furnished pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made;

(c) the occurrence of an act by the Collateral Manager or any of its Affiliates that constitutes fraud, misappropriation, embezzlement or other intentional misconduct; or any director, officer or management-level employee of the Collateral Manager or any of its Affiliates is convicted of a felony related to its activities in any securities, financial advisory or other investment business; or the Collateral Manager or any of its Affiliates is indicted for, adjudged liable in a civil suit for or convicted of a violation of any United States Federal securities law or any rules or regulations thereunder; or

(d) the Collateral Manager shall seek to terminate (or shall disaffirm, disclaim, repudiate or reject, in whole or in part, or shall challenge the validity of, any of its obligations under) this Agreement or the Engagement Letter (other than any termination hereof or thereof effected or to be effected with the consent of each other party);

PROVIDED that none of the foregoing events, if remediable, shall constitute a "Collateral Manager Event" unless and until such event shall have continued for two Business Days after the earlier of (A) actual knowledge thereof by the Collateral Manager and (B) notice thereof to the Collateral Manager from MLI or any of its Affiliates.

"CREDIT RISK ASSET" means any Collateral Debt Security that, in the sole judgment of MLI exercised in good faith, has a material risk of declining in credit quality, becoming a Defaulted Asset or becoming an Ineligible Asset.

"DEFAULTED ASSET" means any Collateral Debt Security as to which (A) there has occurred a default as to the payment of principal and/or interest (without regard to any notice requirement or grace period), (B) there has occurred a default with respect to such Collateral Debt Security that MLI believes or has reason to believe will likely result in a default as to the payment of principal and/or interest on such Collateral Debt Security, (C) there has occurred a default as to the payment of principal and/or interest on any other material obligation of any obligor on such Collateral Debt Security (without regard to any notice requirement or grace period), (D) an Insolvency Event has occurred with respect to any obligor on such Collateral Debt Security or (E) there has been proposed or effected any distressed exchange or other debt package of securities that either (1) amount to a diminished financial obligation or (2) has the sole purpose of enabling the obligor to avoid a default; PROVIDED that, with respect to a default referred to in clause (A), (B) or (C) above, the related Collateral Debt Security will only constitute a "Defaulted Asset" for so long as such default has not been cured or waived.








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

"ELIGIBILITY CRITERIA" means the criteria relating to the acquisition of Collateral Debt Securities set forth in Annex A.

"EQUITY SECURITY" means any obligation or security that does not entitle the holder thereof to receive periodic payments of interest and one or more installments of principal or any other obligation or security convertible into or exchangeable for any such obligation or security.

"EXPECTED PORTFOLIO BALANCE" means U.S.$125,000,000; PROVIDED that the Expected Portfolio Balance may be adjusted by mutual agreement in writing by the parties hereto.

"FITCH" means Fitch, Inc., or any successor or successors thereto.

"GROSS PURCHASE PRICE" means, in respect of any Collateral Debt Security constituting part of the Warehouse Portfolio, the aggregate dollar amount paid by MLI to acquire such Collateral Debt Security (including accrued interest).

"GUARANTEED ASSET-BACKED SECURITY" means an Asset-Backed Security as to which the timely payment of interest when due, and the payment of principal no later than stated legal maturity thereof, is unconditionally guaranteed pursuant to a corporate guarantee or other similar instrument, but only if such corporate guarantee or other similar instrument (a) expires no earlier than such stated or actual legal maturity, (b) provides that payment thereunder is independent of the performance by the obligor on the relevant Asset-Backed Security and (c) is issued by a Person having a credit rating assigned by each nationally recognized statistical rating organization that currently rates such Asset-Backed Security higher than the credit rating assigned by such rating organization to such Asset-Backed Security determined without giving effect to such corporate guarantee or other similar instrument.

"HEDGE ADJUSTED PURCHASE PRICE" means, with respect to any Collateral Debt Security constituting part of the Warehouse Portfolio on any date of determination, a price equal to (a) the Adjusted Purchase Price of such Collateral Debt Security on such date PLUS (b) the Carry Yield accrued on such Collateral Debt Security during the Carry Period therefor PLUS (c) any Pre-Pricing Hedge Termination Payment with respect to such Collateral Debt Security MINUS (d) any Pre-Pricing Hedge Termination Receipt with respect to such Collateral Debt Security.

"HEDGE AGREEMENT" means any Pre-Pricing Hedge or Portfolio Hedge.

"HYBRID SECURITY" means any security (including, without limitation, Asset-Backed Securities the payments on which depend on the cash flow from adjustable-rate mortgages) that, pursuant to its Underlying Instruments, bears interest at a fixed rate for a limited period of time, after which it bears interest based upon a floating rate index for U.S. dollar-denominated obligations commonly used as a reference rate in the United States of America or the United Kingdom.

"INELIGIBLE ASSET" means any Collateral Debt Security that

(i) does not satisfy on the date on which such Collateral Debt Security was purchased by MLI hereunder, or on any date thereafter on or prior to the Termination Date, the Eligibility Criteria; or

(ii) fails to conform to the investment criteria established by any of the Rating Agencies as applicable to the Transaction, including by reason of any change in the investment criteria established by any of the Rating Agencies.

"INSOLVENCY EVENT" means, with respect to any Person, such Person (1) shall be dissolved or liquidated; (2) shall become insolvent or unable to pay its debts as they become due; (3) shall make a general assignment, arrangement or composition with or for the benefit of its creditors; (4) shall institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof; (5) shall have a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) shall seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its property; (7) shall have a secured party take possession of all or substantially all its property or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its property and such secured party shall maintain possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) shall cause or become subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

"ISSUER DOCUMENTATION" means, collectively, the documentation related to the offering, placement, issuance or sale of any of the Offered Securities (including any indenture), in any revision or completed version thereof or in any amendment, supplement or modification of any thereof or any other agreement or instrument binding upon the Issuer referred to therein.

"MARKET VALUE" means, in respect of any Realization Event and a Collateral Debt Security constituting part of the Warehouse Portfolio, an amount equal to either:

(a) if an actual sale or liquidation of such Collateral Debt Security by or on behalf of MLI has occurred at the time the Market Value is determined, the net proceeds (after deducting all costs, fees and expenses incurred in connection therewith) received by MLI from a sale on an arm's length basis of such Collateral Debt Security to any Person other than MLI or any of its Affiliates, or

(b) otherwise, the arithmetic average of at least three bids obtained by or on behalf of MLI from nationally recognized securities dealers in the relevant market (other than MLI or any of its Affiliates) to purchase such Collateral Debt Security (inclusive of accrued interest, but after deducting all costs, fees and expenses that MLI estimates would be incurred in connection with any actual sale of such Collateral Debt Security by MLI).







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

Any determination of the Market Value of a Collateral Debt Security (including by reference to any cost, fee or expense that would be incurred in consideration of a sale thereof) made by or on behalf of MLI in the manner described above shall be conclusive if made in good faith and on any commercially reasonable basis.

"MATERIAL ADVERSE CHANGE" means the occurrence of one or both of the following events:

(a) there occurs after the date hereof a material adverse change in the business, operations, financial condition or prospects of the Collateral Manager; or

(b) the Collateral Manager or any of its Affiliates becomes the subject of an Insolvency Event;

PROVIDED that, in the case of any event or circumstance specified above other than an Insolvency Event with respect to the Collateral Manager, such event or circumstance has, or could reasonably be expected to have, a material adverse effect on the marketability of the Offered Securities or on the economic terms of the Transaction or on the ability of the Collateral Manager to perform its obligations under the Engagement Letter or in connection with the Transaction, each as determined in good faith and on a commercially reasonable basis by MLI.

"MOODY'S" means Moody's Investors Service, Inc. and any successor or successors thereto.

"NET GAIN" means the excess, if any, of (a) the sum of (i) the aggregate amount of all Realized Gains PLUS (ii) the aggregate amount of all Portfolio Hedge Termination Receipts OVER (b) the sum of (i) the aggregate amount of all Realized Losses PLUS (ii) the aggregate amount of all Portfolio Hedge Termination Payments.

"NET LOSS" means the excess, if any, of (a) the sum of (i) the aggregate amount of all Realized Losses PLUS (ii) the aggregate amount of all Portfolio Hedge Termination Payments OVER (b) the sum of (i) the aggregate amount of all Realized Gains PLUS (ii) the aggregate amount of all Portfolio Hedge Termination Receipts.

"NON-CONFORMING ASSET" means any Credit Risk Asset, Ineligible Asset, Defaulted Asset or Written-Down Security.

"OTHER ABS" means (i) a debt security (other than a CDO Security) issued by an entity formed for the purpose of holding or investing and, in certain cases, reinvesting in a pool of receivables, debt obligations, debt securities, finance leases subject to specified acquisition or investment and management criteria or
(ii) a beneficial interest in a trust all of the assets of which would satisfy the Eligibility Criteria.

"PERSON" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"PIK BOND" means any security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred and capitalized as additional principal thereof or that issues identical securities in place of payments of interest in cash.

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"PORTFOLIO HEDGE" has the meaning assigned to such term in Section 2.

"PORTFOLIO HEDGE TERMINATION PAYMENT" means the amount, if positive, equal to
(a) the amount of the payment required to be paid by MLI upon the early termination or liquidation of the Portfolio Hedge MINUS (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by MLI that have accrued under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge but not yet been paid PLUS (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to MLI that have accrued (but not yet been paid) under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge; and otherwise, zero.

"PORTFOLIO HEDGE TERMINATION RECEIPT" means the amount, if positive, equal to
(a) the amount of the payment required to be paid to MLI upon the early termination or liquidation of the Portfolio Hedge PLUS (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by MLI that have accrued under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge (but not yet been paid) MINUS (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to MLI that have accrued (but not yet been paid) under the Portfolio Hedge prior to but excluding the date of the early termination or liquidation of the Portfolio Hedge; and otherwise, zero.

"PRE-PRICING HEDGE" has the meaning assigned to such term in Section 2.

"PRE-PRICING HEDGE TERMINATION PAYMENT" means the amount, if positive, equal to
(a) the amount of the payment required to be paid by MLI upon the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security MINUS (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by MLI that have accrued under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security but not yet been paid PLUS (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to MLI that have accrued (but not yet been paid) under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security; and otherwise, zero.

"PRE-PRICING HEDGE TERMINATION RECEIPT" means the amount, if positive, equal to
(a) the amount of the payment required to be paid to MLI upon the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security PLUS (b) any amounts included in the calculation of the amount specified in clause (a) of this definition owing by MLI that have accrued under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security but not yet been paid MINUS (c) any amounts included in the calculation of the amount specified in clause (a) of this definition owing to MLI that have accrued (but not yet been paid) under the related Pre-Pricing Hedge prior to but excluding the date of the early termination or liquidation of the Pre-Pricing Hedge related to such Collateral Debt Security; and otherwise, zero.

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"PRICING DATE" means the date on which MLPFS, in its capacity as placement agent for the Issuer, prices the Notes.

"QUALIFYING FOREIGN OBLIGOR" means a corporation, partnership or other entity located in any of Australia, Canada, France, Germany, Ireland, New Zealand, Sweden, Switzerland or the United Kingdom, so long as the unguaranteed, unsecured and otherwise unsupported long-term U.S. dollar sovereign debt obligations of such country are rated "Aa2" or better by Moody's and "AA" or better by Standard & Poor's.

"RATING AGENCY" means each of Moody's and Standard & Poor's.

"REALIZATION EVENT" means, with respect to any Collateral Debt Security constituting part of the Warehouse Portfolio, the sale or other liquidation of such Collateral Debt Security pursuant to Section 3(a) to the Issuer or Section 4 (including any sale to the Collateral Manager) or the election by MLI to retain such Collateral Debt Security for its own account pursuant to Section 4.

"REALIZED GAIN" means, with respect to any Realization Event and a Collateral Debt Security constituting part of the Warehouse Portfolio, the amount, if any, by which the Market Value of such Collateral Debt Security exceeds the Hedge Adjusted Purchase Price for such Collateral Debt Security, in each case, determined as of the date of such Realization Event.

"REALIZED LOSS" means, with respect to any Realization Event and a Collateral Debt Security constituting part of the Warehouse Portfolio, the amount, if any, by which the Hedge Adjusted Purchase Price for such Collateral Debt Security exceeds the Market Value of such Collateral Debt Security, in each case, determined as of the date of such Realization Event.

"REIT" means a real estate investment trust within the meaning of Section 856 of the Code or any successor provision.

"RESIDENTIAL INTEREST ONLY SECURITY" means any Asset-Backed Security that (a) entitles the holders thereof to receive payments that depend on the cash flow from residential mortgage loans and (b) does not provide for payment or repayment of a stated principal amount.

"RMBS SECURITIES" means securities (excluding, for the avoidance of doubt, any commercial loan or participation interest in a commercial loan) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities) on the cash flow from a pool of residential mortgage loans.

"SECURITIES ACT" means the United States Securities Act of 1933, as amended.

"SPV FOREIGN OBLIGOR" means a corporation, partnership or other entity located in the Bahamas, Bermuda, the Cayman Islands, the Channel Islands, the Netherlands Antilles or any other similar jurisdiction generally imposing either no or nominal taxes on the income of entities organized under the law of such jurisdiction.

"STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

"STEP-DOWN BOND" means a security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; PROVIDED that a Step-Down Bond shall exclude (a) any such security that provides for payment of a constant rate of interest at all times after the date of acquisition by MLI and (b) any Hybrid Security.

"STEP-UP BOND" means a security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such security or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; PROVIDED that a Step-Up Bond shall exclude
(a) any such security providing for payment of a constant rate of interest at all times after the date of acquisition by MLI and (b) any Hybrid Security.

"TERMINATION DATE" means the earliest to occur of (a) the Closing Date, (b) the date on which (after the expiration of any applicable grace period and fulfillment of applicable notice requirements) a Collateral Manager Event occurs, (c) any date on which MLI determines that any event or circumstance occurring after the date hereof has resulted in a Material Adverse Change and
(d) the date of any termination or expiration of the Engagement Letter.

"UNDERLYING INSTRUMENTS" means the indenture or other agreement pursuant to which a Collateral Debt Security or Reference Obligation has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Collateral Debt Security or Reference Obligation (or of which the holders of such Collateral Debt Security or Reference Obligation are the beneficiaries).

"WAREHOUSE ACCOUNT" has the meaning assigned to such term in Section 2.

"WAREHOUSE PORTFOLIO" means the Collateral Debt Securities acquired from time to time hereunder.

"WRAPPED ASSET-BACKED SECURITY" means a CDO Security or Other ABS guaranteed as to ultimate or timely payment of principal or interest by a monoline financial insurance company.

"WRITTEN-DOWN SECURITY" means, as of any date of determination, any security as to which the aggregate outstanding par amount of such Collateral Debt Security and all other securities secured by the same pool of collateral that rank pari passu with or senior in priority of payment to such Collateral Debt Security exceeds the aggregate outstanding principal amount (including reserved interest or other amounts available for overcollateralization) of all collateral securing such securities (excluding defaulted collateral).

"ZERO COUPON BOND" means a security that, pursuant to the terms of its Underlying Instruments, on the date on which it is purchased, does not provide for the payment of interest, or provides that all payments of interest will be deferred until the final maturity thereof.

ACCUMULATION OF COLLATERAL DEBT SECURITIES

2.(a) Subject to the other provisions of this Agreement and in particular the right of MLI in its sole discretion to refuse to acquire any Collateral Debt Security hereunder, the Collateral Manager may, so long as it has complied and is continuing to comply with all of its obligations hereunder and under the Engagement Letter, send a written or electronic request to MLI on any Business Day occurring during the Accumulation Period which shall specify (i) the Collateral Debt Securities that the Collateral Manager wishes to be included in the Warehouse Portfolio and
       (ii) for each Collateral Debt Security identified therein, the price that MLI shall purchase such Collateral Debt Security. The Collateral Manager hereby acknowledges that MLI may acquire such Collateral Debt Securities and otherwise perform its obligations under this Agreement through any of its Affiliates.

  (b) In respect of a purchase of a Collateral Debt Security, (i) subject to MLI's prior approval, the Collateral Manager shall direct the seller of the Collateral Debt Security specified under Section 2(a) above to transfer such Collateral Debt Security to MLI and (ii) MLI shall hold all such Collateral Debt Securities in an account established by MLI (the "WAREHOUSE ACCOUNT") pending the resale of such Collateral Debt Securities in accordance with Section 3 or Section 4; PROVIDED that MLI may in its sole discretion refuse to acquire any Collateral Debt Security hereunder for inclusion in the Warehouse Portfolio, including, without limitation, by reason of any of the following conditions failing to be satisfied (after giving effect to any such acquisition):

       (A) MLI is satisfied in its sole discretion that such Collateral Debt Security satisfies the Eligibility Criteria; and

       (B) in the case of any Collateral Debt Security to be acquired by MLI prior to the Pricing Date, MLI is satisfied in its sole discretion that the risk of depreciation in market value of such Collateral Debt Security by reason of an increase in interest rates during the Carry Period for such Collateral Debt Security is hedged pursuant to one or more interest rate protection arrangements entered into by MLI that are satisfactory in form and substance to MLI acting in its sole discretion exercised in good faith (a "PRE-PRICING HEDGE").

(c) MLI shall provide the Collateral Manager, on or before the relevant trade settlement date, with a written confirmation of, or a copy of the trade ticket for each acquisition or sale of a Collateral Debt Security by MLI hereunder and, if any, each Hedge Agreement entered into, sold or terminated by MLI in connection herewith.

  (d) The Collateral Manager hereby represents, warrants and undertakes to MLI that (i) the Collateral Manager will not issue any request to MLI in connection with the purchase of a Collateral Debt Security if (A) at the time of the issuance of such request, any of the Eligibility Criteria will not be satisfied with respect to such Collateral Debt Security immediately after giving effect to such purchase or entry or (B) the acquisition and ownership of such Collateral Debt Security by the Issuer would cause the Issuer to be engaged in a trade or business within the United States for United States Federal income tax purposes (PROVIDED that the Collateral Manager shall be entitled to rely upon compliance with the procedures set forth in Annex E) and (ii) it will promptly notify MLI if at any time during the Carry Period it obtains actual knowledge that one or more of the Eligibility Criteria are not satisfied with respect to any Collateral Debt Security constituting part of the Warehouse Portfolio.

  (e) MLI shall be entitled to retain for its own benefit all distributions of principal, interest and/or other amounts received by MLI in respect of any Collateral Debt Security constituting part of the Warehouse Portfolio during the Carry Period for such Collateral Debt Security (together with all payments received under any Hedge Agreement during such Carry Period) constituting part of the Warehouse Portfolio.

  (f) Subject to Sections 4(a)(iii) and 4(b)(iii), on or about the Pricing Date or on any other date as determined by MLI in its sole discretion (the "PORTFOLIO HEDGE PRICE DATE"), MLI shall terminate all Pre-Pricing Hedges entered into by it in respect of the Collateral Debt Securities pursuant to this Agreement. On the Portfolio Hedge Price Date, the Collateral Manager shall arrange for the entry into an interest rate hedging agreement for account of the Issuer with respect to the portfolio of securities expected to be acquired by the Issuer on the Closing Date (the "PORTFOLIO HEDGE").

  (g) None of MLI and its Affiliates shall have any obligation to ascertain whether the acquisition hereunder of any Collateral Debt Security complies with any Issuer Documentation or the Eligibility Criteria.

FORWARD SALE OF COLLATERAL DEBT SECURITIES TO ISSUER ON THE CLOSING DATE

3. Each of MLI and the Collateral Manager (both in its individual capacity and as Collateral Manager for the Issuer) hereby agrees as follows:

(a) subject to the consummation of the Offering on the Closing Date, MLI shall sell to the Issuer, and the Issuer shall purchase from MLI, each Collateral Debt Security (other than any Non-Conforming Asset) held in the Warehouse Account on the Closing Date at a purchase price equal to the Hedge Adjusted Purchase Price.

(b) delivery by MLI to the Issuer of any Collateral Debt Security on the Closing Date shall be made only against receipt by MLI or its designee of the Hedge Adjusted Purchase Price therefor, and none of the property interest of MLI in any such Collateral Debt Security shall pass to the Issuer until such payment is received;

(c) upon receipt by MLI or its designee of the Hedge Adjusted Purchase Price for a Collateral Debt Security held in the Warehouse Account, MLI shall sell, assign and transfer such Collateral Debt Security to or upon order of the Issuer; PROVIDED that such sale, assignment and transfer shall be made without recourse and without any representation or warranty other than as provided under applicable law; and

(d) MLI hereby waives all commissions, fees and other similar amounts payable with respect to any sale to the Issuer of a Collateral Debt Security constituting part of the Warehouse Portfolio held in the Warehouse Account pursuant to this Section 3.

REALIZATION EVENTS; LIABILITY FOR LOSSES

4.(a)  If the Closing Date shall fail to occur on or prior to the Termination
       Date:

              (i) each of the Collateral Manager and the Issuer shall cease to have any rights against MLI or any of its Affiliates with respect to the purchase, finance, entry into or warehousing of Collateral Debt Securities hereunder;

              (ii) MLI may, in its sole discretion, sell, otherwise liquidate, enter into an offsetting hedge with respect to, or retain for its own account each Collateral Debt Security held in the Warehouse Account; and

              (iii) MLI may, in its sole discretion, terminate any Pre-Pricing Hedge then outstanding, and MLI may, in its sole discretion, terminate or instruct the Collateral Manager to cause the Issuer or other relevant Person to terminate any Portfolio Hedge then outstanding, and the Collateral Manager shall act in accordance with such instructions.

  (b) If, at any time during the Carry Period, a Collateral Debt Security held in the Warehouse Account is or becomes a Non-Conforming Asset:

              (i) each of the Collateral Manager and the Issuer shall cease to have any rights against MLI or any of its Affiliates with respect to the purchase, finance, entry into or warehousing of such Collateral Debt Security by MLI hereunder; and

              (ii) MLI may, in its sole discretion, sell, otherwise liquidate, enter into an offsetting hedge with respect to, or retain for its own account such Collateral Debt Security held in the Warehouse Account; and

              (iii) MLI may, in its sole discretion and in good faith, terminate any related Pre-Pricing Hedge then outstanding, and MLI may, in its sole discretion, instruct the Collateral Manager to cause the Issuer to modify any Portfolio Hedge then outstanding, and the Collateral Manager shall act in accordance with such instructions.

  (c) MLI shall be entitled to retain any Net Gain in respect of the Warehouse Portfolio. The Net Loss, if any, incurred with respect to the Warehouse Portfolio shall be solely for the account of MLI, except that if the Closing Date shall fail to occur on or prior to the Termination Date, the Collateral Manager shall on the Termination Date pay to MLI an amount equal to 100% of the Net Loss in respect of the Warehouse Portfolio.

  (d) Any payment by the Collateral Manager to MLI or any of its Affiliates hereunder shall be made to the account of MLI or such Affiliate most recently designated by MLI or such Affiliate for such purpose by notice to the Collateral Manager.

  (e) In the event that any payment made with respect to any Collateral Debt Security is required to be repaid or returned to any issuer, guarantor or other obligor thereon (an "UNDERLYING OBLIGOR"), or any other person (including, without limitation, any bankruptcy trustee for any Underlying Obligor) in accordance with a sharing or similar clause in any Collateral Debt Security or as required by bankruptcy, insolvency or similar law (a "REPAYMENT"), then (i) each payment obligation under this Agreement that preceded such repayment or return shall be recomputed by MLI in good faith, as if such repaid or returned amount had not been paid, and MLI shall promptly notify the parties to this Agreement of such recomputed amounts, and (ii) any additional amount required to be paid by MLI, the Issuer or the Collateral Manager in light of such recomputation shall be paid to the other party within three Business Days after such other party's demand therefor. The obligations of the parties under this paragraph shall survive the Termination Date; PROVIDED that no party shall be liable hereunder with respect to a claim for a Repayment that is first made by an Underlying Obligor or other person more than two years after the Termination Date.

INDEMNITY

5. The Collateral Manager hereby indemnifies and holds harmless each of MLI and its Affiliates on the terms, and subject to the general limitations and qualifications, set forth in the indemnification provisions in the Engagement Letter, which terms are incorporated herein by reference.

REPRESENTATIONS AND ACKNOWLEDGEMENTS

6.(a)  Each party hereto represents and warrants to the other party that:

              (i) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance;

              (ii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf;

              (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and the transactions contemplated hereby and such authorizations are in full force and effect; and

              (iv) the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not violate any law, ordinance, charter, by-law or rule applicable to it or any other agreement by which it is bound or by which any of its assets are affected. Each party shall be deemed to repeat all of the foregoing representations made by it on each date on which MLI acquires any Collateral Debt Security prior to the Termination Date.

  (b) The Collateral Manager hereby acknowledges and agrees that neither MLI nor any of its Affiliates is, or holds itself out to be, an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. The Collateral Manager shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the risks, benefits and suitability of the transactions contemplated by this Agreement, and agrees that neither MLI nor any of its Affiliates shall have any responsibility or liability to the Collateral Manager or the Issuer or any other Person with respect thereto.

NOTICES

7. Unless expressly provided in writing by the parties hereto, all notices, requests, demands and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, or in the case of facsimile, when confirmation of transmission is received, addressed as set forth below:

       (a)    If to MLI:

                         Merrill Lynch International
                         c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 7th Floor
                         New York, New York 10080
                         Attention: Harin De Silva
                         Phone No.: (212) 449-9359
                         Fax No.: (212) 669-0718

                         With a copy to:

                         Merrill Lynch International
                         c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 7th Floor
                         New York, New York 10080
                         Attention: Kenneth Margolis
                         Phone No.: (212) 449-9396
                         Fax No.: (212) 669-0718

                         With a copy to:

                         Merrill Lynch, Pierce, Fenner & Smith Incorporated 4 World Financial Center, 12th Floor
                         New York, New York 10080
                         Attention: Sales & Trading TM Group
                         Phone No.: (212) 449-8123
                         Fax No.: (212) 449-0265

       (b)    If to the Collateral Manager:

                         Hanover Capital Mortgage Holdings, Inc.
                         200 Metroplex Drive, Suite 100
                         Edison, NJ 08817
                         Attention: Harold McElraft, CFO & Treasurer
                         Phone No.: (732) 593-1044
                         Fax No.: (732) 548-9486


Each party hereto may alter the address or facsimile number to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7 for the giving of notice.

WAIVER; SPECIFIC PERFORMANCE; PAYMENTS; FURTHER ASSURANCES

8.(a) No failure on the part of either party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(b) If either party hereto fails to comply in any material respect with any provision of this Agreement that is applicable to such party, the other party hereto may, to the fullest extent permitted by applicable law, demand specific performance of this Agreement and may exercise any other remedy available at law or equity.

(c) All payments to be made to MLI or any of its Affiliates hereunder shall be made in U.S. Dollars and in immediately available funds, without set-off, deduction or counterclaim.

(d) Any amount payable by the Collateral Manager to MLI hereunder or by the Collateral Manager to MLPFS under the Engagement Letter will, at the option of MLI (and without prior notice to the Collateral Manager), be reduced by MLI's set-off against any amount(s) payable (whether at such time or in the future or upon the occurrence of a contingency) by MLI or any of its Affiliates to the Collateral Manager (irrespective of the currency, place of payment or booking office of the obligation) hereunder or under any other agreement(s) between MLI or any of its Affiliates and the Collateral Manager or instrument(s) or undertaking(s) issued or executed by MLI or any of its Affiliates to, or in favor of, the Collateral Manager. For this purpose, any amount so payable may be converted by MLI into the currency in which any other amount is denominated at the rate of exchange at which MLI would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

(e) Each party hereto shall execute such documents and take such other actions as may be reasonably requested by the other party hereto to give effect to the transactions contemplated by this Agreement and the Engagement Letter.

AMENDMENTS; SUCCESSORS; ASSIGNMENTS

9.(a) Except where otherwise expressly provided herein, no amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each party hereto.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(c) This Agreement, together with the Engagement Letter, sets forth the entire understanding of the parties hereto relating to the subject matter hereof, and supersedes and cancels all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

(d) Neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by MLI without the prior written consent of the Collateral Manager or by the Collateral Manager without the prior written consent of MLI. Any purported transfer that is not in compliance with this Section will be void. No Person other than the parties hereto shall have any rights or obligations under this Agreement.

GOVERNING LAW; SUBMISSION TO JURISDICTION; ETC.

10.(a) GOVERNING LAW. This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, the law of the State of New York.

(b) SUBMISSION TO JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement (PROCEEDINGS), each party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes either party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

WAIVER OF JURY TRIAL

11. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

TERM OF AGREEMENT; EXPENSES OF ENFORCEMENT

12.(a) This Agreement shall continue in full force and effect until the Termination Date.

(b) Notwithstanding any termination of this Agreement pursuant to Section 12(a), the provisions of Sections 4 and 5 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or the termination of this Agreement or any provision hereof.

(c) A party that defaults in any of its payment obligations hereunder will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement, including, but not limited to, costs of collection.

EXECUTION IN COUNTERPARTS

13. This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

PROVISIONS SEPARABLE

14. If any term, provision, covenant or condition of this Agreement, or the application thereof to either party or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Agreement, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Agreement will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavour in good faith negotiations to replace the prohibited or unenforceable provision with a valid provision, the economic effect of which comes as close as possible to that of the prohibited or unenforceable provision.

HEADINGS NOT TO AFFECT INTERPRETATION

15. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


MERRILL LYNCH INTERNATIONAL


By: /s/ James Newsome
    -----------------------------------
    Name: James Newsome
          -----------------------------
    Title: Director
           ----------------------------

HANOVER CAPITAL MORTGAGE HOLDINGS, INC.


By: /s/ John A. Burchett
    -----------------------------------
    Name: John A. Burchett
          -----------------------------
    Title: President and CEO
           ----------------------------

                         ANNEX A - ELIGIBILITY CRITERIA


A Collateral Debt Security will be eligible for purchase by MLI for inclusion in the Warehouse Portfolio if, in each case, at the time, and immediately after, it is so purchased or designated:

(a)    such obligation or security is one of the following:

       (i) an Asset-Backed Security publicly issued or privately placed by an issuer that is incorporated or organized under the laws of the United States or any state thereof, by a Qualifying Foreign Obligor or by an SPV Foreign Obligor;

       (ii)   a Guaranteed Asset-Backed Security;

(b)    such obligation or security is a RMBS Security;

(c) such obligation or security is denominated in U.S. dollars and is not convertible into an obligation or security denominated in a currency other than U.S. dollars;

(d) such obligation or security is eligible under the instrument or agreement pursuant to which it was issued or created to be purchased by each of MLI and the Issuer and assigned, pledged or otherwise transferred free and clear or any existing liens, claims or encumbrances of any nature whatsoever (other than any lien created by the Issuer Documentation) by the Issuer to its designee;

(e)    such obligation or security is not a Non-Conforming Asset;

(f) such obligation or security is an obligation or security in respect of which the Rating from Standard & Poor's does not include the subscript "r" or "t";

(g) such obligation or security provides for periodic payments of interest in cash no less frequently than semi-annually;

(h) the acquisition (including the manner of acquisition), ownership, enforcement and disposition of such obligation or security will not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes or otherwise to be subject to tax on a net income basis in any jurisdiction outside the Issuer's jurisdiction of incorporation;

(i) each of MLI and the Issuer will receive all payments from and all proceeds from the disposition of such obligation or security free and clear of withholding taxes, other than withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by MLI or the Issuer after satisfaction of such tax is the amount due to MLI or the Issuer before the imposition of such withholding tax;

(j) such obligation or security is in registered form for purposes of the Code and it (and if it is a certificate of interest in a trust that is treated as a grantor trust and not as a REMIC or FASIT for U.S. Federal income tax purposes, each of the obligations or securities held by such trust) was issued after July 18, 1984;

(k) such obligation or security is not (i) an obligation or security issued by an issuer located in a country that imposes foreign exchange controls that effectively limit the availability or use of U.S. dollars to make when due the scheduled payments of principal of and interest on such security; (ii) "margin stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System; (iii) a financing by a debtor-in-possession in any insolvency proceeding; (iv) an obligation or security that by the terms of its Underlying Instruments provides for mandatory conversion or exchange into equity capital at any time prior to its maturity; or (v) the subject of a call for redemption or exchange by the issuer thereof in connection with an offering to prospective investors;

(l) such obligation or security is not an obligation or security of which the holder is required by the related Underlying Instruments to make any payment or advance after its acquisition by such holder to the issuer thereof;

(m)    such obligation or security is not a Residential Interest Only Security;

(n) if the stated maturity of such security or obligation occurs later than 2045, the aggregate principal balance of all such securities and obligations in the Warehouse Portfolio does not exceed 5% of the Expected Portfolio Balance; PROVIDED that the Weighted Average Life of all such securities and obligations shall not be greater than 15 years; For purposes of this clause (n), (1) "Weighted Average Life" shall mean the number obtained by (i) summing the products obtained by multiplying (a) the Average Life at such time of each such Collateral Debt Security by
       (b) the outstanding principal balance of such Collateral Debt Security and (ii) dividing such sum by the aggregate principal balance at such time of all such Collateral Debt Securities, and (2) "Average Life" shall mean the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such measurement date to the respective dates of each successive scheduled distribution of principal of such Collateral Debt Security and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on such Collateral Debt Security.

(o) such obligation or security is not publicly rated below "BBB-" by Standard & Poor's and/or Fitch, and/or "Baa3" by Moody's;

(p) Standard & Poor's has not placed its rating of such obligation or security on a watch list for possible downgrade;(1)

(q) the aggregate principal balance of all securities and obligations in the Warehouse Portfolio publicly rated below "A-" by Standard & Poor's and/or Fitch, and/or A3 by Moody's does not exceed $75,000,000;

(r) if such obligation or security is a REIT debt security, such obligation or security is publicly rated at least "Baa2" by Moody's and "BBB" by Standard & Poor's and Fitch;










----------
(1) See Annex D for description of notching criteria of Moody's and S&P.

(s) the aggregate principal balance of all securities and obligations in the Warehouse Portfolio that form part of the same issue as such obligation or security does not exceed 5% of the Expected Portfolio Balance; PROVIDED that, up to five issues in the Warehouse Portfolio may each exceed 5% of the Expected Portfolio balance but may not exceed 6% of the Expected Portfolio Balance;

(u) the aggregate principal balance of all securities and obligations in the Warehouse Portfolio that are PIK Bonds, Step-Up Bonds, Step-Down Bonds or Zero Coupon Bonds does not exceed 5.0% of the Expected Portfolio Balance;

PROVIDED that, notwithstanding the foregoing, MLI and the Collateral Manager may by mutual written consent designate an obligation or security for inclusion in the Warehouse Portfolio that does not comply with one or more of the clauses above (other than clauses (g) through (i)).

As used herein:

"MOODY'S MAXIMUM RATING DISTRIBUTION" is the number determined on any date by
DIVIDING:

(a) the summation of the series of products obtained by MULTIPLYING (i) the principal balance on such date of each Collateral Debt Security or Reference Obligation BY (ii) its respective Moody's Rating Factor on such date, BY

(b) the aggregate principal balance on such date of all Collateral Debt Securities and Reference Obligations,

and rounding the result up to the nearest whole number.

"MOODY'S RATING FACTOR" means, for purposes of computing the Moody's Maximum Rating Distribution, the number assigned below to the Moody's Rating applicable to each Collateral Debt Security or Reference Obligation.

                       MOODY'S                                         MOODY'S
                        RATING                                          RATING
MOODY'S RATING          FACTOR          MOODY'S RATING                  FACTOR

      Aaa                 1                  Ba1                           940
      Aa1                 10                 Ba2                         1,350
      Aa2                 20                 Ba3                         1,780
      Aa3                 40                  B1                         2,220
      A1                  70                  B2                         2,720
      A2                 120                  B3                         3,490
      A3                 180                 Caa1                        4,770
     Baa1                260                 Caa2                        6,500
     Baa2                360                 Caa3                        8,070
     Baa3                610             Ca or lower                    10,000

Notwithstanding the foregoing, each of the parties hereto acknowledges and agrees that (a) any reference to a rating by a Rating Agency in the Eligibility Criteria set forth in this Annex A shall, where applicable, be construed as a reference to the eventual rating given by such Rating Agency to the applicable Collateral Debt Security or Reference Obligation following the application by such Rating Agency of its notching practices and guidelines with respect to such Collateral Debt Security or Reference Obligation (as the same may be amended or modified from time to time) and (b) the Eligibility Criteria set forth in this Annex A represent an approximation of the expected investment criteria to be applied to the Collateral Debt Securities and Reference Obligations for the Transaction, and remain subject to further amendment by the mutual consent of both parties including, without limitation, as a result of comments received from MLI, the Collateral Manager, the Rating Agencies or the trustee for the holders of the Notes.

                          ANNEX B - MOODY'S INDUSTRIES

The relevant industries for purposes of the Moody's Asset Correlation are as follows:

1.    ABS-auto
2.    ABS-auto BIG
3.    ABS-aircraft lease
4.    ABS-aircraft lease BIG
5.    ABS-credit card
6.    ABS-credit card BIG
7.    ABS-entertainment
8     ABS-entertainment BIG
9.    ABS-HEL
10.   ABS-HEL BIG
11.   ABS-MH
12.   ABS-MH BIG
13.   ABS-student loans
14.   ABS-student loans BIG
15.   ABS-residential A mtg
16.   ABS-residential A mtg BIG
17.   ABS-residential B&C mtg
18.   ABS-residential B&C mtg BIG
19.   ABS-CMBS Conduit
20.   ABS-CMBS Conduit BIG
21.   ABS-CMBS CTL
22.   ABS-CMBS CTL BIG
23.   ABS-CMBS Large Loan
24.   ABS-CMBS Large Loan BIG
25.   ABS-SBL
26.   ABS-SBL BIG
27.   ABS-Tax Liens
28.   ABS-Tax Liens BIG
29.   ABS-Mutual Fund Fees
30.   ABS-Mutual Fund Fees BIG
31.   ABS-Structured Settlements
32.   ABS-Structured Settlements BIG
33.   ABS-Utility
34.   ABS-Utility BIG
35.   REITS-Hotel
36.   REITS-Multi Family
37.   REITS-Office
38.   REITS-Retail
39.   REITS-Industrial
40.   REITS--Healthcare
41.   REITS-Self-storage
42.   REITS-Diversified
43.   CBO-EM CBO Aaa

44.   CBO-EM CBO Aa
45.   CBO-EM CBO A
46.   CBO-EM Baa
47.   Corp-EM CBO Ba
48.   Corp-EM CBO B
49.   Corp-HY CBO Aaa
50.   Corp-HY CBO Aa
51.   Corp-HY CBO A
52.   Corp-HY CBO Baa
53.   Corp-HY CBO Ba
54.   Corp-HY CBO B
55.   Corp-ABS CBO Aaa
56.   Corp-ABS CBO Aa
57.   Corp-ABS CBO A
58.   Corp-ABS CBO Baa
59.   Corp-ABS CBO Ba
60.   Corp-ABS CBO B

                   ANNEX C - STANDARD & POOR'S ASSET CLASSES

1. Consumer ABS
         Automobile Loan Receivable Securities
         Automobile Lease Receivable Securities
         Car Rental Receivables Securities
         Credit Card Securities
         Healthcare Securities
         Student Loan Securities

2. Commercial ABS
         Cargo Securities
         Equipment Leasing Securities
         Aircraft Leasing Securities
         Small Business Loan Securities
         Restaurant and Food Services Securities
         Tobacco Litigation Securities

3. Non-RE-REMIC RMBS
         Manufactured Housing Loan Securities

4. Non-RE-REMIC CMBS
         CMBS - Conduit
         CMBS - Credit Tenant Lease
         CMBS - Large Loan
         CMBS - Single Borrower
         CMBS - Single Property

5. CBO/CLO Cashflow Securities
         Cash Flow CBO - at least 80% High Yield Corporate
         Cash Flow CBO - at least 80% Investment Grade Corporate Cash Flow CLO - at least 80% High Yield Corporate
         Cash Flow CLO - at least 80% Investment Grade Corporate

6. REITs
         REIT - Multifamily & Mobile Home Park
         REIT - Retail
         REIT - Hospitality
         REIT - Office
         REIT - Industrial
         REIT - Healthcare
         REIT - Warehouse
         REIT - Self Storage
         REIT - Mixed Use

7. Real Estate Operating Companies

8. Residential Mortgages
         Residential "A"
         Residential "B/C"
         Home equity loans

9. Specialty Structured
         Stadium Financings
         Project Finance
         Future flows

                    ANNEX D - RATING AGENCY NOTCHING CRITERIA


PART 1: MOODY'S GUIDELINES

CMBS - Conduit                      1.5 notches off the lower of S&P and Fitch
                                    if Moody's has rated a tranche senior to the security / 2 notches if Moody's has not -
                                    Credit Estimate required if only one agency has rated security

CMBS - CTL or Large Loan            Credit Estimate required

Residential Jumbo A/Alt A           1/2/3 off S&P's AAA/AA/AA->; 2/3/4 off Fitch
                                    >A+/>=BBB-/<BBB- (Fitch limit of 5%
                                    aggregate and 1% each obligor) - Moody's is currently revisiting methodology

CDOs                                Credit Estimate required (have notched off
                                    S&P in past - 2 sub-categories)

Manufactured Housing                1/2/3 off S&P >A+/>=BBB-/<BBB-
Home Equity                         1/2/3 off S&P >A+/>=BBB-/<BBB-
Aircraft and auto leases:           2/3/4 off S&P >A+/>=BBB-/<BBB-
Consumer loans:                     1/3/4 off S&P >A+/>=BBB-/<BBB-
Franchise loans:                    1/2/4 off S&P >A+/>=BBB-/<BBB-
Future receivables:                 1/1/2 off S&P >A+/>=BBB-/<BBB-
Mutual Fund Fees:                   1/2/4 off S&P >A+/>=BBB-/<BBB-
Trade receivables:                  2/3/4 off S&P >A+/>=BBB-/<BBB-

PART 2: STANDARD & POOR'S GUIDELINES: SCHEDULE A

Asset classes eligible for notching if they are not first loss tranches or combination securities. If the security is rated by two agencies, notch down as shown below based on the lowest rating. If rated only by one agency, then notch down what is shown below plus one more notch. This schedule may be modified or adjusted at any time, so please verify applicability.

                                            Issued prior to 8/1/01                    Issued on or after 8/1/01
                                            Current rating is:                        Current rating is:
                                            Inv. Grade             Non Inv. Grade     Inv. Grade                 Non Inv. Grade
                                            -----------------------------------------------------------------------------------

1.  CONSUMER ABS                                       -1             -2                       -2                   -3
        Automobile Loan Receivable
          Securities
        Automobile Lease Receivable
          Securities
        Car Rental Receivables Securities
        Credit Card Securities
        Healthcare Securities
        Student Loan Securities

2.  COMMERCIAL ABS                                     -1             -2                       -2                   -3
        Cargo Securities
        Equipment Leasing Securities
        Aircraft Leasing Securities
        Small Business Loan Securities
        Restaurant and Food Services
          Securities
        Tobacco Litigation Securities

3.  Non-RE-REMIC RMBS                                  -1             -2                       -2                   -3
        Manufactured Housing Loan
          Securities

4.  Non-RE-REMIC CMBS                                  -1             -2                       -2                   -3
        CMBS - Conduit
        CMBS - Credit Tenant Lease
        CMBS - Large Loan
        CMBS - Single Borrower
        CMBS - Single Property

5.  CBO/CLO CASHFLOW SECURITIES                        -1             -2                       -2                   -3
        Corporate
        Grade Corporate
        Corporate
        Grade Corporate

6.  REITs                                              -1             -2                       -2                   -3
        REIT- Multifamily & Mobile Home
          Park
        REIT - Retail
        REIT - Hospitality
        REIT - Office
        REIT - Industrial
        REIT - Healthcare
        REIT - Warehouse
        REIT - Self Storage
        REIT - Mixed Use

7.  SPECIALTY STRUCTURED                               -3             -4                       -3                   -4
        Stadium Financings


                                         Issued prior to 8/1/01                    Issued on or after 8/1/01
                                         Current rating is:                        Current rating is:
                                         Inv. Grade             Non Inv. Grade     Inv. Grade                 Non Inv. Grade
                                         -----------------------------------------------------------------------------------

        Project Finance
        Future flows

8.  RESIDENTIAL MORTGAGES                              -1             -2                       -2                   -3
        Residential "A"
        Residential "B/C"
        Home equity loans

9.  REAL ESTATE OPERATING COMPANIES                    -1             -2                       -2                   -3


PART 3: STANDARD & POOR'S GUIDELINES: SCHEDULE B

The following asset classes are not eligible to be notched. Credit estimates must be performed. This schedule may be modified or adjusted at any time, so please verify applicability.

ASSET TYPE

l. Non-U.S. Structured Finance Securities

2. Guaranteed Securities

3. CDOs of Structured Finance and Real Estate

4. CBOs of CDOs

5. CLOs of Distressed Debt

6. Mutual Fund Fee Securities

7. Catastrophe Bonds

8. First Loss Tranches of any securitization

9. Synthetics

10. Synthetic CBOs

11. Combination Securities

12. Re-REMICs

13. Market Value CDOs

14. Net Interest Margin Securities (NIMs)

15. Any asset class not listed on Schedule A

                                     ANNEX E

For purposes of this Agreement:

1. The Collateral Manager shall not receive any fees on behalf of the Issuer for services paid by an obligor in connection with the origination or syndication of a Collateral Debt Security.

2. The Collateral Manager shall not cause the Issuer to hold itself out as being willing to enter into either side of, or to offer to enter into, assume, offset, assign or otherwise terminate positions in (x) interest rate, currency, equity, or commodity swaps or caps or (y) derivative financial instruments (including options, forward contracts, short positions, and similar instruments) in any commodity, currency, share of stock, partnership or trust, note, bond, debenture or other evidence of indebtedness, swap or cap.

3. The Collateral Manager agrees not to take any action that it actually knows would result in the Issuer (a) being required to register as or become subject to regulatory supervision or (b) to comply with other similar legal requirements under the laws of any country or political subdivision thereof as a bank, insurance company or finance company.

4. The Collateral Manager agrees not to take any action that it actually knows would result in the Issuer being treated as a bank, insurance company or finance company for purposes of (i) any tax, securities law or other filing or submission made to any governmental authority, (ii) any application made to a rating agency or (iii) qualification for any exemption from tax, securities law or any other legal requirements.

5. The Collateral Manager agrees not to cause the Issuer to hold itself out to the public as a bank, insurance company, finance company or broker-dealer.

6. The Collateral Manager agrees not to cause the Issuer to hold itself out to the public, through advertising or otherwise, as originating loans, lending funds, or making a market in loans or other assets.

7. The Collateral Manager agrees not to acquire a Collateral Debt Security unless it (or, if it is a certificate of beneficial interest in an entity that is treated as a grantor trust or a partnership and not as a REMIC or FASIT for U.S. Federal income tax purposes, each of the debt instruments or securities held by such entity) is described in at least one of the following clauses:

       (i) it is issued pursuant to an effective registration statement under the Securities Act of 1933, as amended, in a firm commitment underwriting for which neither the Collateral Manager nor an affiliate thereof served as underwriter;

       (ii) it is a security that was not purchased by the Collateral Manager (on behalf of the Issuer) in any of the following manners (a) directly or indirectly from the underlying issuer, (b) pursuant to a legally binding agreement made before the issuance of the security or (c) from any affiliate of the Collateral Manager or any account or fund managed or controlled by the Collateral Manager or any of its affiliates, unless such affiliate, account or fund either (A) acquired such security in compliance with these guidelines or (B)
              (1) regularly acquires securities of the same type for its own account, (2) could have held the security for its own account consistent with its policies (such policies requiring arms-length transactions at market prices), (3) did not identify the security as intended for sale to the Issuer (or the Collateral Manager) within 60 days of its issuance and (4) held the obligation or security for at least 90 days;

       (iii) it is a privately placed security eligible for resale under Rule 144A or Regulation S under the Securities Act of 1933, as amended, and

              (a) it was originally issued pursuant to an Offering Circular, private placement memorandum or similar offering document;

              (b) the Collateral Manager (including on behalf of the Issuer) and the affiliates of the Collateral Manager and accounts and funds managed or controlled by the Collateral Manager or any of its affiliates may at original issuance acquire 50% or more of the aggregate principal amount of any class of securities offered by the issuer of the security in the offering and any related offering so long as such acquisition does not represent 33% or more of the aggregate principal amount of all classes of securities offered by the issuer of the security in the offering and any related offering; provided in each case that any acquisition by an affiliate of the Collateral Manager that is not a direct or indirect subsidiary of the Collateral Manager or any account or fund managed by an affiliate of the Collateral Manager that is not a direct or indirect subsidiary of the Collateral Manager shall be included only if the Collateral Manager or any of its employees or agents knew or had reason to know of such acquisition; and

              (c) the Collateral Manager (including on behalf of the Issuer) and any affiliate of the Collateral Manager did not participate in negotiating or structuring the terms of the security, except (1) to the extent such participation consisted of an election by the Collateral Manager (including on behalf of the Issuer) or an affiliate of the Collateral Manager to tranche the subordinate classes of securities of an issue in the form of one of the structuring options generally available to investors offered by the issuer of the securities or (2) for the purposes of (i) commenting on offering documents to an unrelated underwriter or placement agent where the ability to comment on such documents was generally available to investors, (ii) due diligence of the kind customarily performed by investors in securities; or

       (iv) it is the sole material obligation of a repackaging vehicle formed and operated exclusively to hold a single Collateral Debt Security described in at least one of clauses (i), (ii) or (iii), which vehicle may also hold a derivative financial instrument or guarantee designed solely to offset one or more terms of such Collateral Debt Security.

8. The Collateral Manager agrees not to acquire a Collateral Debt Security if (i) after the acquisition of such security, it (on behalf of the Issuer) or the Issuer will be required by the security's underlying instruments to make any payment or advance to the issuer thereof, (or to the related synthetic security counterparty in the case of a synthetic security, if any), (ii) such security is treated for U.S. Federal income tax purposes as an equity interest in a pass-through entity that is engaged in a trade or business in the United States, (iii) the gain from the disposition of such security will be subject to U.S. Federal income or withholding tax under Section 897 or Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations promulgated thereunder. Except for clause (i), the Collateral Manager may rely upon the offering materials made available to it provided there has been no change in the terms of the applicable security from the time such offering materials were finalized.

9. In the case of an Eligible Loan, the Collateral Manager may purchase or commit to purchase such Collateral Debt Security provided (i) it is purchased from an unrelated third party, (ii) such purchase or commitment occurs anytime after the second business day after the later of (A) the execution of the principal transaction documents governing the loan or
       (B) the full funding of the loan. The Collateral Manager (on behalf of the Issuer) will not, directly or indirectly, (i) structure or negotiate any term of, syndicate, act as a placement agent with respect to, underwrite, or provide any similar services with respect to, any such loan. The Collateral Manager will not have any discussions with any obligor under a loan prior to the date on which the Collateral Manager (on behalf of the Issuer) acquires legal and beneficial ownership of such asset, except for due diligence purposes as a secondary market purchaser. The Collateral Manager (on behalf of the Issuer) will not negotiate or consent to any amendments, supplements or other modifications of the terms of a loan that would require an additional advance to the obligor on or after the date such loan has been acquired under the terms of these guidelines, unless based on the advice of nationally recognized tax counsel, such amendment, supplement or other modification would not cause the Issuer to be treated as engaged in a U.S. trade or business for U.S. Federal income tax purposes. The Collateral Manager (on behalf of the Issuer) will not execute any loan instruments with an obligor under a loan prior the date such loan has been acquired under the terms of these guidelines.

10. The Collateral Manager agrees not to acquire a Collateral Debt Security unless (i) it is the obligation of a single issuer treated as a corporation under the State or Federal laws of the United States; (ii) the Collateral Manager (on behalf of the Issuer) has received an opinion of counsel that the issuer of the obligation or security will be treated as a corporation for U.S. Federal income tax purposes; (iii) the Collateral Manager (on behalf of the Issuer) has received an opinion of counsel that owning the obligation or security will not subject the Issuer to U.S. Federal income tax on a net income basis or cause the Issuer to be treated as engaged in a trade or business within the United States; (iv) the Collateral Manager (on behalf of the Issuer) has received an opinion of counsel that the obligation or security will be treated as debt for U.S. Federal income tax purposes; (v) the Collateral Manager (on behalf of the Issuer) has been provided with a tax opinion rendered at the issuance of such obligation or security to the effect that (A) such obligation or security will be treated as debt for U.S. Federal income tax purposes or (B) owning the obligation or security will not subject a non-United States person to U.S. Federal income tax on a net income basis or cause a non-United States person to be treated as engaged in a trade or business within the United States (along with appropriate agreements or other documentation permitting the Collateral Manager, on behalf of the Issuer, to rely on such opinion); (vi) the Collateral Manager (on behalf of the Issuer) has received documents pursuant to which such obligation or security was offered, if any, which include or refer to an opinion of counsel to the effect that such security will be treated as debt for U.S. Federal income tax purposes (along with appropriate agreements or other documentation permitting the Issuer to rely on such opinion); (vii) the Collateral Manager (on behalf of the Issuer) has received an opinion of counsel that the security will be treated as a regular interest in a REMIC or FASIT for U.S. Federal income tax purposes; or (viii) the security is a certificate of beneficial interest in a trust treated as a grantor trust for purposes of the Code, all the assets of which are (a) regular interests in an entity that is a REMIC or a FASIT within the meaning of the Code (as evidenced by an opinion of counsel or a reference to an opinion of counsel in offering documents (along with appropriate agreements or other documentation permitting the Collateral Manager, on behalf of the Issuer, to rely on such opinion)), and/or (b) interest rate swaps, caps or other notional principal contracts (within the meaning of Treasury Regulations) designed to hedge interest rate risk with respect to the assets of or the regular interests in such REMIC or FASIT, provided that (A) in the case of clauses (v), (vi) and (viii) above there has been no change in the terms of such security prior to the date of such security's acquisition by the issuer and (B) for purposes of this paragraph 10, an opinion of counsel that the issuer of such security will be treated as a REMIC or FASIT within the meaning of the Code shall be treated as an opinion of counsel that such security will be treated as debt for U.S. Federal income tax purposes (unless such security is the residual interest in the REMIC or the ownership interest in the FASIT) within the meaning of the Code.

11. The Collateral Manager agrees not to cause the Issuer to indirectly violate any of the guidelines 1 through 10 above through an MLI Credit Swap or Issuer Credit Swap or synthetic security, if any.